Exhibit 4.1
EXECUTION COPY
iPAYMENT, INC.
9 3/4% SENIOR SUBORDINATED NOTES DUE 2014

Indenture
Dated as of May 10, 2006

Wells Fargo Bank, National Association
as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	7.06, 13.03
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 13.02
(d)	7.06
314(a)	7.06, 13.05
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	13.13

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.
 i

317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	13.01
 ii

 i

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY
SUBSEQUENT GUARANTORS
 v

               INDENTURE dated as of May 10, 2006 among iPayment, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee.
               The Company, the Guarantors and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 9 3/4% Senior Subordinated Notes due 2014:
ARTICLE ONE
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
          “144A Global Note” means a global note substantially in the form of Exhibit A attached hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.
          “Additional Interest” means all additional interest, if any, owing on the Notes pursuant to the Registration Rights Agreement.
          “Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than (x) the Initial Notes, (y) any Exchange Notes and (z) any Note issued pursuant to Sections 2.07(a), (c), (e) or (f), Section 2.08 or Section 2.11 hereof) issued under this Indenture in accordance with Sections 2.02 and 4.11 hereof as part of the same Series as the Initial Notes.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of such Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
          “Agent” means any Registrar, Paying Agent or co-registrar.
          “Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (x) 1.0% of the principal amount of such Note and (y) the excess of (i) the present value at such date of redemption of (A) the redemption price of such Note at May 15, 2010 (such redemption price being described in Section 3.07(d) hereof) plus (B) all remaining required interest payments due on such Note through May 15, 2010 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.
               “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
               “Asset Sale” means:
(a)	the sale, lease, conveyance or other disposition of any assets (other than as provided in subclause (b) hereof); and

(b)
the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued or sold to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:
(a)	any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $1,000,000;

(b)	a transaction governed by the provisions of this Indenture pursuant to Section 4.08 or 5.01 hereof;

(c)	any sale, lease, conveyance, disposition or issuance to the Company or to another Restricted Subsidiary;

(d)	the sale, lease, conveyance or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(e)	the sale, conveyance or other disposition of Cash Equivalents;

(f)
any sale, conveyance or other disposition of accounts or notes receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(g)	a Restricted Payment that is permitted pursuant to Section 4.10 hereof, any Permitted Investment and any Permitted Payment;

(h)	any sale, conveyance or other disposition of any property, equipment or other assets that is surplus, damaged, worn out or obsolete;

(i)	the creation of a Lien not prohibited by this Indenture;

(j)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable arising in the ordinary course of business; and

(k)
any sale, conveyance or other disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or the exercise of termination rights under any lease, license, concession or other agreement in the ordinary course of business.

               “Assumed Tax Rate” means, for or in respect of any Tax Period and any item of income, the greater of (x) the maximum combined United States Federal, New York State and New York City tax rate applicable during such Tax Period to such item of income if included in income by an individual resident of New York City, and (y) the maximum combined United States Federal, New York State and New York City tax rate applicable during such Tax Period to such item of income if included as New York source income by a corporation doing business in New York City. In computing the Assumed Tax Rate, effect shall be given to the deductibility for Federal income tax purposes of state and local income taxes.
               “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
               “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.
               “Board of Directors” means:
(a)
with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(b)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(c)	with respect to any other Person, the board or committee of such Person serving a similar function.
               “Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.
               “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
               “Business Day” means any day other than a Legal Holiday.
               “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
               “Capital Stock” means:
(a)	in the case of a corporation, corporate stock;

(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
               “Cash Equivalents” means:
(a)	cash;

(b)
obligations issued or fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than five years from the date of acquisition;

(c)
certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with (i) any lender under the Credit Agreement, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank with a commercial paper rating at the time of acquisition thereof of P-1 or better from Moody’s Investors Service, Inc. or A-1 or better from Standard & Poor’s Ratings Services;

(d)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)	commercial paper having a rating of P-1 or better from Moody’s or A-1 or better from Standard & Poor’s Ratings Services and in each case maturing within nine months after the date of acquisition;

(f)
securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or Standard & Poor’s Ratings Services and having maturities of not more than five years from the date of acquisition;

(g)	investments in funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition;

(h)	investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Commission under the Investment Company Act of 1940, as amended; and

(i)
investments similar to any of the foregoing, and of comparable credit quality and tenor, denominated in foreign currencies, as reasonably required in connection with any business conducted by a Foreign Subsidiary in the jurisdiction where such foreign currency is legal tender, and approved by the Board of Directors.

               “Change of Control” means the occurrence of any of the following:
(a)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person (other than the Permitted Holders) and any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders or a Parent, becomes the Beneficial Owner of (i) 35% or more of the voting power of the Voting Stock of such transferee Person and (ii) more of the voting power of the Voting Stock of such transferee Person than the voting power of the Voting Stock of such transferee Person Beneficially Owned, directly or indirectly, by the Permitted Holders; provided that, (x) so long as such transferee Person is a Wholly Owned Subsidiary of any Parent, no such “person” (as so defined) shall be deemed to become a Beneficial Owner of 35% or more of the voting power of the Voting Stock of such transferee Person unless such “person” shall be or become a Beneficial Owner of 35% or more of the voting power of the Voting Stock of such Parent (and more of the voting power of the Voting Stock of such Parent than the voting power of such Voting Stock Beneficially Owned, directly or indirectly, by the Permitted Holders) and (y) any Voting Stock of which any Permitted Holder is the Beneficial Owner shall not be included in any Voting Stock of which such “person” (as so defined) is the Beneficial Owner, unless such “person” is not an Affiliate of any Permitted Holder and has the sole voting power with respect to that Voting Stock;

(b)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders or a Parent, becomes the Beneficial Owner, directly or indirectly, of (i) 35% or more of the voting power of the Voting Stock of the Company and (ii) more of the voting power of the Voting Stock of the Company than the voting power of the Voting Stock of the Company Beneficially Owned, directly or indirectly, by the Permitted Holders; provided that, (x) so long as the Company is a Wholly Owned Subsidiary of any Parent, no such “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall be deemed to become a Beneficial Owner of 35% or more of the voting power of the Voting Stock of the Company unless such “person” or “group” shall be or become a Beneficial Owner of 35% or more of the voting power of the Voting Stock of such Parent (and more of the voting power of the Voting Stock of such Parent than the voting power of such Voting Stock Beneficially Owned, directly or indirectly, by the Permitted Holders) and (y) any Voting Stock of which any Permitted Holder is the Beneficial Owner shall not be included in any Voting Stock of which such “person” (as so defined) is the Beneficial Owner, unless such “person” is not an

Affiliate of any Permitted Holder and has the sole voting power with respect to that Voting Stock;
(c)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(d)
the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after giving effect to such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders or a Parent, becomes, directly or indirectly, the Beneficial Owner of (i) 35% or more of the voting power of the Voting Stock of the surviving Person and (ii) more of the voting power of the Voting Stock of such surviving Person than the voting power of the Voting Stock of such surviving Person Beneficially Owned, directly or indirectly, by the Permitted Holders; provided that, (x) so long as such surviving Person is a Wholly Owned Subsidiary of any Parent, no such “person” or “group” (as so defined) shall be deemed to become a Beneficial Owner of 35% or more of the voting power of the Voting Stock of such surviving Person unless such “person” or “group” shall be or become a Beneficial Owner of 35% or more of the voting power of the Voting Stock of such Parent (and more of the voting power of the Voting Stock of such Parent than the voting power of such Voting Stock Beneficially Owned, directly or indirectly, by the Permitted Holders) and (y) any Voting Stock of which any Permitted Holder is the Beneficial Owner shall not be included in any Voting Stock of which such “person” (as so defined) is the Beneficial Owner, unless such “person” is not an Affiliate of any Permitted Holder and has the sole voting power with respect to that Voting Stock.

               The transactions contemplated by the Merger Agreement shall not constitute or give rise to a Change of Control.
               “Clearstream” means Clearstream Banking, a société anonyme organized under the laws of Luxembourg.
               “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
(a)
provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, including such taxes paid by such Person and its Restricted Subsidiaries with respect to minority interest income or expense for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(b)	Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(c)
depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(d)
the amount of any extraordinary, unusual or non-recurring losses, charges or expenses of such Person and its Restricted Subsidiaries to the extent that any such losses, charges or expenses were deducted in computing such Consolidated Net Income; plus

(e)
for any quarter in the year ended December 31, 2005, all adjustments to “EBITDA” used in connection with the calculation of pro forma “Adjusted EBITDA” for the year ended December 31, 2005 (as set forth in the Offering Memorandum dated May 3, 2006 with respect to the Notes under Note (5) to the section thereof entitled “Summary—Summary Historical Consolidated Financial and Unaudited Pro Forma Financial Data”) to the extent such adjustments were used in computing such Consolidated Net Income in such period and continue to be applicable; plus

(f)
the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary to the extent such expense was deducted in computing Consolidated Net Income; minus

(g)
(i) non-cash items (other than the accrual of revenue), and extraordinary, unusual or non-recurring gains and (ii) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary, in each case to the extent increasing such Consolidated Net Income for such period;

               in each case, on a consolidated basis and determined (in each case to the extent applicable) in accordance with GAAP.
               For purposes of this definition of “Consolidated Cash Flow,” if such Person is a Flow-Through Entity, any Permitted Tax Distributions made or which may be made by such Person shall be included as though such amounts had been paid as income taxes directly by such Person for such period and to the extent that such amounts were deducted in computing the Consolidated Net Income of such Person.

               Notwithstanding the preceding, the provision for taxes based on the income or profits of, the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company that is not a Guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended, distributed, loaned or advanced to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained) and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.
                “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that, to the extent otherwise included:
(a)
the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included (i) solely for the purpose of determining the amount available for Restricted Payments under Section 4.10(a)(C) hereof only to the extent of the amount of dividends or distributions paid to the specified Person or a Restricted Subsidiary thereof and (ii) solely for the purpose of determining Consolidated Cash Flow only to the extent of the amount of dividends or distributions paid in cash (or converted to cash) to the specified Person or a Restricted Subsidiary thereof;

(b)
the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration and payment of dividends and similar distributions, and the making of loans and advances, by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(c)	the Net Income of any Person acquired (in a pooling of interests or similar transactions) during the specified period for any period prior to the date of such acquisition shall be excluded;

(d)	the cumulative effect of a change in accounting principles shall be excluded;

(e)
any non-cash compensation expense recorded from grants of restricted stock, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(f)	any unrealized gains or losses in respect of currency Hedging Obligations shall be excluded;

(g)	any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person shall excluded;

(h)
any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations owing between or among any of the Company and its Restricted Subsidiaries shall be excluded; and

(i)
any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments) shall be excluded.

               For purposes of determining the amount available for Restricted Payments under Section 4.10(a)(C) hereof, Consolidated Net Income may (at the Company’s option) be reduced as contemplated by Section 4.10(a)(C)(3) hereof.
                “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
(a)	was a member of such Board of Directors on the Issue Date; or

(b)
was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors or one or more Permitted Holders who were members of such Board of Directors at the time of such nomination or election.

               “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.
               “Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Company, Holdings, the guarantor parties thereto, Bank of America, N.A., as Administrative Agent and the other lenders named therein, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise and whether provided under the original Credit Agreement or one or more other credit agreements, financing agreements or other Credit Facilities or otherwise. Without limiting the generality of the foregoing, the term “Credit Agreement” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

               “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or other financing arrangements, in each case with one or more banks or other lenders or institutions, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to any of such banks, lenders or institutions to special purpose entities formed to borrow from any of such banks, lenders or institutions against such receivables), letters of credit, bankers’ acceptances or other Indebtedness, (including, without limitation, Indebtedness under any indenture or similar financing agreement and any bonds or notes issued thereunder), in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise and whether provided under the original credit agreement governing any such debt facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise. Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
               “Custodian” means the Trustee, as custodian for the Depositary or its nominee with respect to the Notes in global form, or any successor entity thereto.
               “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
               “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A attached hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
               “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
               “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary of the Company in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to, such Designated Non-cash Consideration.
               “Designated Senior Debt” means:
(a)	any Indebtedness outstanding under the Credit Agreement; and

(b)	any other Senior Debt the amount of which is $25,000,000 or more and that has been designated by the Company as “Designated Senior Debt.”
               “Disinterested Directors” means, with respect to any Affiliate Transaction, each member of the Board of Directors of the Company who is not an employee of the Company or its Affiliates and has no direct or indirect material financial interest in or with respect to such Affiliate Transaction other than as a result of an Equity Interest in the Company or any Parent.
               “Disqualified Stock” means any Capital Stock (other than Management Stock) that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding or following sentence, any Capital Stock, options, warrants or rights that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock, options, warrants or rights upon the occurrence of a change of control or an asset sale (as either such phrase is defined thereunder) shall not constitute Disqualified Stock if the terms of such Capital Stock, options, warrants or rights provide that the Company may not repurchase or redeem any such Capital Stock, options, warrants or rights pursuant to such provisions unless such repurchase or redemption complies with Section 4.10 hereof. The term “Disqualified Stock” shall also include any options, warrants or other rights to acquire Capital Stock (other than in respect of Management Stock) that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.
               “Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.
               “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
               “Equity Offering” means a sale of Capital Stock (x) that is a sale of Capital Stock (other than Disqualified Stock) of the Company (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or (y) that is a sale of Capital Stock of a Parent the proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the equity capital of the Company or any of its Restricted Subsidiaries.
               “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
               “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
               “Exchange Notes” means the Notes issued in the Exchange Offer in accordance with Section 2.07(f) hereof.

               “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
               “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
               “Existing Indebtedness” means (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of (x) the Notes and (y) any borrowings made under the Credit Agreement on the Issue Date, until such amounts are repaid, and (ii) Indebtedness arising from agreements existing on the Issue Date providing for earn outs or similar obligations Incurred in connection with the acquisition of a business, assets, Merchant Portfolio or a Restricted Subsidiary.
               “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company and, if the Fair Market Value exceeds $3,000,000, by the Board of Directors of the Company, whose determination, unless otherwise specified below, shall be conclusive if evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee. Notwithstanding the foregoing, with respect to the determinations made under Sections 4.10(a)(C)(2) and (3) hereof and the first sentence of Section 4.10(c) hereof, the Board of Directors’ determination of Fair Market Value shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10,000,000.
               “Financing Disposition” means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.
               “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases, redeems, defeases, discharges or otherwise acquires or retires any Indebtedness or issues, repurchases, redeems or otherwise acquires or retires Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event occurs for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase, redemption, defeasance, discharge or other acquisition or retirement of Indebtedness, or such issuance, repurchase, redemption or other acquisition or retirement of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.
               In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(a)
acquisitions and dispositions of Merchant Portfolios, business entities or property and assets constituting a division, operating unit of a business or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income; and

(b)
consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

               “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(a)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, and net of interest income, whether received or accrued, of such Person and its Restricted Subsidiaries for such period; plus

(b)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c)
any interest expense on Indebtedness of another Person (other than such Person or one of its Restricted Subsidiaries) that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d)
all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or Disqualified Stock or Preferred Stock of any of its Restricted Subsidiaries, other than (x) dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company and (y) Permitted Tax

Distributions, and unless (a) such Person is a Flow-Through Entity or (b) such dividends are paid or accrued on Preferred Stock of any Restricted Subsidiary that is a joint venture or similar entity and not a Wholly Owned Restricted Subsidiary owned by the minority investor in such Restricted Subsidiary, times a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
               “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is (x) not formed under the laws of the United States of America or any state thereof or the District of Columbia, or (y) a Subsidiary of any Foreign Subsidiary or (z) a Foreign Subsidiary Holding Company.
               “Foreign Subsidiary Holding Company” means any Restricted Subsidiary that has no material assets other than securities of one or more Foreign Subsidiaries and other assets relating to the ownership interest in any such securities.
               “GAAP” means generally accepted accounting principles in the United States, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date (for purposes of the definitions of the terms “Consolidated Cash Flow,” “Consolidated Net Income,” “Fixed Charges,” “Fixed Charge Coverage Ratio,” “Net Income,” and “Total Assets,” all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of this Indenture).
               “Global Note Legend” means the legend set forth in Section 2.07(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
               “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.07(b)(iv), 2.07(d)(ii) or 2.07(f) hereof.
               “Government Securities” means securities that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.
               “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.
               “Guarantor” means any Subsidiary of the Company that enters into a Note Guarantee in accordance with the provisions of this Indenture and its successors and assigns until released from its obligations under its Note Guarantee and this Indenture in accordance with the terms of this Indenture.
               “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(a)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other similar agreements or arrangements with respect to interest rates;

(b)	commodity swap agreements, commodity option agreements, commodity forward contracts and other similar agreements or arrangements with respect to commodity prices; and

(c)	foreign exchange contracts, currency swap agreements and other similar agreements or arrangements with respect to foreign currency exchange rates.
               “Holder” means a Person in whose name a Note is registered.
               “Holdings” means iPayment Holdings, Inc., a Delaware corporation, and any successor in interest thereto.
               “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, enter into any Guarantee of, or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and "Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (x) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (y) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with substantially the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Company or any of its Restricted Subsidiaries as accrued or paid.
               “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)	in respect of banker’s acceptances;

(d)	in respect of Capital Lease Obligations;

(e)	in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(f)	representing Hedging Obligations;

(g)	representing Disqualified Stock valued at its involuntary maximum fixed repurchase price excluding accrued dividends; or

(h)	in the case of a Subsidiary of such Person, representing Preferred Stock valued at its involuntary maximum fixed repurchase price excluding accrued dividends;
if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Stock and Preferred Stock) would appear as a liability on the balance sheet of the specified Person prepared in accordance with GAAP. The term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, to the extent so guaranteed by the specified Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and, if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors of the Company or the issuer of such Capital Stock.
               The amount of any Indebtedness outstanding as of any date (except as expressly provided above and in the definition of Capital Lease Obligation) shall be:
(a)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(b)	the principal amount (or, in the case of letters of credit, the face amount) thereof, in the case of any other Indebtedness; and

(c)	in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable at the time of determination.
               “Indenture” means this Indenture, as amended or supplemented from time to time.

               “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
               “Initial Guarantors” means all of the Domestic Subsidiaries of the Company that Guarantee the Indebtedness under the Credit Agreement on the Issue Date.
               “Initial Notes” means (i) the first $205,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof and (ii) any Exchange Notes.
               “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments by such Person in other Persons on a balance sheet of such Person prepared in accordance with GAAP.
               If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.
               The amount of any Investment at any time of determination shall be the original cost of such Investment, reduced (at the Company’s option) by the amount of any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of or upon the disposition of such Investment, which amount, in the case of any non-cash dividend, distribution, interest payment, return of capital or repayment received in respect of such Investment, shall be equal to the Fair Market Value of such dividend, distribution, interest payment, return of capital or repayment; provided, that to the extent that the amount of the Restricted Payments outstanding at any time is so reduced by any portion of such amount or value that would otherwise be included in the calculation of Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.10(a)(C) hereof.
               “Issue Date” means the date of original issuance of the Initial Notes under this Indenture.
               “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
               “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
               “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.
               “Management Investors” means the officers, directors, employees and other members of the management of any Parent, the Company, or any of their respective Subsidiaries, or any sales agents, sales representatives or independent sales groups providing marketing and related services to any Parent, the Company or any of their respective Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Parent; provided, however, that for the purposes of the definition of Permitted Holders, Management Investors shall not include sales agents, sales representatives or independent sales groups that are not officers, directors, employees and other members of the management of any Parent, the Company, or any of their respective Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives.
               “Management Stock” means Capital Stock of the Company or any Parent (or any options, warrants or other rights in respect thereof) held by any of the Management Investors.
               “Merchant Portfolio” means a portfolio of merchant contracts.
               “Merger Agreement” means the Agreement and Plan of Merger, dated as of December 27, 2005, among Holdings, iPayment Merger Co., Inc. and the Company.
               “Moody’s” means Moody’s Investors Service, Inc. and any successor thereof.
               “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and after any reduction in respect of dividends paid on Preferred Stock of any such Person that is a Restricted Subsidiary or on Disqualified Stock of any such Person that is the Company or a Restricted Subsidiary (in each case to the extent such dividends constitute Fixed Charges and were paid pursuant to Section 4.10(b)(viii) hereof, excluding, however:
(a)
any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (i) any sale of assets outside the ordinary course of business of such Person; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(b)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
               In this definition of “Net Income,” if such Person is a Flow-Through Entity, any Permitted Tax Distributions made or which may be made by such Person shall be included as though such amounts had been paid as income taxes directly by such Person for such period
               “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (b) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements (and, if the Company is a Flow-Through Entity, Permitted Tax Distributions made or that may be made with respect to income or gain arising as a result of such Asset Sale), (c) amounts required to be applied to the payment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such Asset Sale, (d) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (e) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the Asset Sale or the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof and (f) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (i) excess amounts set aside for payment of taxes pursuant to clause (b) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (ii) amounts initially held in reserve pursuant to clause (f) no longer so held, shall, in the case of each of subclause (i) and (ii), at that time become Net Proceeds.
               “Non-U.S. Person” means a Person who is not a U.S. Person.
               “Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.
               “Notes” means the 9 3/4% Senior Subordinated Notes due 2014 of the Company issued under this Indenture. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes.

               “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
               “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
               “Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company that meets the requirements of this Indenture.
               “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of this Indenture.
               “Parent” means any Person of which the Company at any time is or becomes a Subsidiary on or after the Issue Date.
               “Parent Expenses” means, without duplication, (a) costs (including all professional fees and expenses) incurred by any Parent in connection with its reporting obligations under, or in connection and in compliance with, applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (b) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (c) fees and expenses payable by any Parent in connection with the transactions contemplated by the Merger Agreement, (d) other operational expenses of any Parent incurred in the ordinary course of business in an amount not to exceed $1,000,000 in any fiscal year, (e) expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness (x) where the net proceeds of such offering are intended to be received by, contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed and (f) Related Taxes.
               “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).
               “Permitted Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto.

               “Permitted Holder” means any of (i) Gregory S. Daily, Carl A. Grimstad and their Affiliates and Related Parties, (ii) other Management Investors and any of their Affiliates (but only with respect to their Beneficial Ownership of up to 10% in the aggregate of the voting power of the Voting Stock of the Company or any Parent, as the case may be), and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a Beneficial Owner constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.
               “Permitted Investments” means:
(a)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(b)	any Investment in Cash Equivalents;

(c)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(i)	such Person becomes a Restricted Subsidiary of the Company; or

(ii)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(d)
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09 hereof or from a sale, conveyance or other disposition of property or assets that does not constitute an Asset Sale;

(e)
Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes) and not for speculative purposes;

(f)
stock, obligations or securities received in settlement of debts or claims, or upon foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or in connection with bankruptcy or insolvency of other Persons;

(g)
loans, advances or other extensions of credit (including Guarantees) to or in respect of sales agents, sales representatives, independent sales groups, customers or suppliers in the ordinary course of business receivables created or acquired or pledges or deposits made in the ordinary course of business; and endorsements for collection or deposit arising in the ordinary course of business;

(h)
commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(i)
loans or advances to equityholders of any Person acquired by the Company or any of its Subsidiaries to fund taxes and expenses payable by such equityholders in connection with such acquisition not to exceed $5,000,000 in the aggregate outstanding at any one time;

(j)	loans or advances to officers and employees not to exceed $5,000,000 in the aggregate outstanding at any one time;

(k)	Investments existing, or made pursuant to legally binding commitments existing, on the Issue Date;

(l)
loans or advances to any current or former employee, officer, or director of the Company or any of its Restricted Subsidiaries or any other Management Investor in connection with such Person’s purchase of Equity Interest of the Company or any Parent in an aggregate amount at any time outstanding not to exceed the amount of Permitted Payments permitted pursuant to Section 4.10(b)(vii) hereof;

(m)
(i) Investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (ii) any promissory note issued by the Company or any Parent, provided that, if such Parent receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Company; and

(n)
other Investments, together with all other Investments made pursuant to this clause (n) since the Issue Date and all Designated Non-cash Consideration received pursuant to Section 4.09(a)(ii)(C) hereof and that is at that time outstanding, not to exceed the greater of (x) $25,000,000 and (y) 8% of Total Assets.

               If any Investment pursuant to clause (n) above is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment (at the Company’s option) shall thereafter be deemed to have been made pursuant to clause (a) or (c) above and not clause (n) above for so long as such Person is a Restricted Subsidiary of the Company.
               “Permitted Junior Securities” means:
(a)	Equity Interests in the Company or any business entity that succeeds to the rights and obligations of the Company as provided for by a plan of reorganization with respect to the Company; and

(b)
debt securities of the Company or any Guarantor or any business entity that succeeds to the rights and obligations of the Company or such Guarantor as provided for by a plan of reorganization that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under this Indenture.

               “Permitted Liens” means:
(a)	Liens on the assets of the Company and any Restricted Subsidiary of the Company securing Senior Debt;

(b)	Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(c)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(d)
Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not created in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(e)	Liens securing the Notes and the Note Guarantees;

(f)	Liens existing on, or provided for under written arrangements existing on, the Issue Date;

(g)
Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secure (or under such written arrangements with respect to the Indebtedness being refinanced could secure) the Indebtedness being refinanced;

(h)	Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(i)	Liens securing Indebtedness or other obligations of any Receivables Entity; and

(j)	Liens securing obligations that do not exceed $5,000,000 at any one time outstanding.

               “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (any of the foregoing, “refinance”) other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:
(a)
the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith (in each case as determined by the Company in good faith));

(b)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu with or expressly subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(c)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is expressly subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(d)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(e)
such Permitted Refinancing Indebtedness is Incurred by either (i) a Restricted Subsidiary that is a Guarantor, or that is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or that could have Incurred such Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded in compliance with Section 4.11 hereof or (ii) the Company.

               “Permitted Tax Distributions” means, for or in respect of any fiscal year or other tax period (each a “Tax Period”) of the Company, an amount equal to the product of (x) the Taxable Income for such Tax Period multiplied by (y) the Assumed Tax Rate with respect to each amount included therein. Permitted Tax Distributions shall be calculated and made in advance of the dates on which estimated tax payments relating to the pertinent Tax Period are due, and shall be made without regard to the actual tax status of any direct or indirect holders of Equity Interests in the Company
               “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
               “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.
               “Private Placement Legend” means the legend set forth in Section 2.07(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
               “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
               “Receivable” means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.
               “Receivables Entity” means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.
               “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
               “Receivables Financing” means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.
               “Receivables Subsidiary” means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a Receivables Subsidiary by the Board of Directors of the Company and no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (x) is at any time guaranteed by the Company or any of its Restricted Subsidiaries (other than any Receivables Subsidiary), excluding guarantees of obligations (other than any guarantee of Indebtedness) pursuant to representations, warranties, covenants and indemnities which are customary in an accounts receivable securitization transaction (as determined in good faith by the Company), (y) is at any time recourse to or obligates the Company or any of its Restricted Subsidiaries (other than any Receivables Subsidiary) in any way, other than pursuant to representations, warranties, covenants and indemnities which are customary in an accounts receivable securitization transaction (as determined in good faith by the Company), or (z) subjects any asset of the Company or its Restricted Subsidiaries (other than any Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities which are customary in an accounts receivable securitization transaction (as determined in good faith by the Company).
               “Registration Rights Agreement” means (a) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Company, the Initial Guarantors, Banc of America Securities LLC and J.P. Morgan Securities Inc. and (b) with respect to any Additional Notes, any registration rights agreement between the Company and the other parties thereto relating to the registration by the Company of such Additional Notes, and any Notes issued in exchange therefor, under the Securities Act.
               “Regulation S” means Regulation S promulgated under the Securities Act.
               “Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.
               “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A attached hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
               “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A attached hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.
               “Related Parties” means, with respect to each of Gregory S. Daily and Carl A. Grimstad, any of their respective family members or relatives, or trusts, partnerships or limited liability companies for the benefit of any of them or any such family members or relatives, or any of their respective heirs, executors, successors or legal representatives.
               “Related Taxes” means any taxes, charges or assessments (other than taxes measured by income) required to be paid by any Parent by virtue of being organized or existing or having Capital Stock outstanding, or being a holding company parent of, or receiving dividends, distributions or other payment from the Company, any Restricted Subsidiary thereof or any Parent, or having guaranteed or given any security interest in respect of any obligations of the Company or any Restricted Subsidiary thereof, or having made any payment in respect of any Parent Expenses.

               “Replacement Assets” means (a) non-current assets that shall be used or useful in a Permitted Business, (b) Merchant Portfolios and/or any related assets, or (c) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that shall become on the date of acquisition thereof a Restricted Subsidiary.
               “Representative” means the trustee, agent or representative (if any) for an issue of Senior Debt.
               “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
               “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
               “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
               “Restricted Investment” means an Investment other than a Permitted Investment.
               “Restricted Period” means the 40-day restricted period as defined in Regulation S.
               “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
               “Rule 144” means Rule 144 promulgated under the Securities Act.
               “Rule 144A” means Rule 144A promulgated under the Securities Act.
               “Rule 903” means Rule 903 promulgated under the Securities Act.
               “Rule 904” means Rule 904 promulgated under the Securities Act.
               “S&P” means Standard & Poor’s Ratings Services and any successor thereof.
               “SEC” or “Commission” means the United States Securities and Exchange Commission.
               “Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
               “Senior Debt” of any Person means:
               (a) all Indebtedness of such Person outstanding under the Credit Agreement;

               (b) all Obligations of such Person in respect of any Receivables Financing;
               (c) any other Indebtedness of such Person unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and
               (d) all Obligations with respect to the items listed in the preceding clauses (a) and (b) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).
               Notwithstanding anything to the contrary in the preceding paragraph, Senior Debt shall not include:
               (a) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor;
               (b) any Indebtedness of the Company or any Guarantor to any of their Subsidiaries;
               (c) any trade payables;
               (d) the portion of any Indebtedness that is Incurred in violation of Section 4.11 hereof; provided that no such violation shall be deemed to exist for purposes of this clause (d) if a good faith determination shall be made by the Board of Directors of the Company evidenced by a Board Resolution or by the Chief Financial Officer of the Company evidenced by an officer’s certificate, that any Indebtedness being Incurred under any Credit Facility is (or that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would be) permitted by Section 4.11 hereof;
               (e) any Indebtedness of the Company or any Guarantor that, when Incurred, was without recourse to the Company or such Guarantor; or
               (f) any repurchase, redemption or other obligation in respect of Disqualified Stock or Preferred Stock.
               “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
               “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.
               “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

               “Subsidiary” means, with respect to any specified Person:
(a)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)
any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

               “Taxable Income” means, for or in respect of any Tax Period, the taxable income of the Company determined for Federal income tax purposes as if the Company were an individual and directly or indirectly wholly owned Subsidiaries of the Company were disregarded entities for Federal income tax purposes.
               “Temporary Regulation S Legend” means the legend set forth in Section 2.07(h) hereof, which is required to be placed on the Regulation S Temporary Global Note.
               “TIA” means the Trust Indenture Act of 1939, as amended.
               “Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the balance sheet of the Company as at the end of the most recent fiscal period for which internal financial statements are available, prepared in conformity with GAAP.
               “Treasury Rate” means, with respect to any date of redemption, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the period from such date of redemption to May 15, 2010; provided, however, that if the period from such date of redemption to May 15, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to May 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
               “Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
               “Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.
               “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.15 hereof and any Subsidiary of such Subsidiary.
               “U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the Securities Act.
               “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.
               “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(a)
the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(b)	the then outstanding principal amount of such Indebtedness.
               “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.
               “Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02	Other Definitions.

Term	Defined in Section

“Act”	13.14
“Affiliate Transaction”	4.14
“Asset Sale Offer”	4.09
“Authentication Order”	2.02
“Beneficially Owned”	1.01 (“Beneficial Owner”)
“Beneficially Owns”	1.01 (“Beneficial Owner”)
“Calculation Date”	1.01 (“Fixed Charge Coverage Ratio”)
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Company”	Preamble
“Covenant Defeasance”	8.03
“DTC”	2.04
“Excess Proceeds”	4.09
“Excess Proceeds Trigger Date”	4.09
“Event of Default”	6.01
“Flow-Through Entity”	4.10
“Guarantee Blockage Notice”	11.05(c)
“Incurred”	1.01 (“Incur”)
“Incurrence”	1.01 (“Incur”)
“Initial Lien”	4.07
“Legal Defeasance”	8.02
“Net Proceeds Amount”	4.09
“Nonpayment Default”	10.03
“Offer Amount”	4.08
“Offer Period”	4.08
“Paying Agent”	2.04
“Payment Blockage Notice”	10.03
“Payment Default”	10.03
“Permitted Debt”	4.11
“Permitted Payment”	4.10
“Purchase Date”	4.08
“Redemption Amount”	3.07
“Refinance”	1.01 (“Permitted Refinancing Indebtedness”)

Term	Defined in Section

“Registrar”	2.04
“Related Judgment”	13.09
“Repurchase Offer”	3.09
“Restricted Payments”	4.10
“Specified Courts”	13.09
“Successor”	5.01
“Tax Period”	1.01 (“Permitted Tax Distribution”)
“Trustee”	8.05

Section 1.03	Incorporation by Reference to the Trust Indenture Act.
               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
               The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Guarantees means the Company and the Guarantors and any successor obligor upon the Notes and the Guarantees, respectively.
               All other terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04	Rules of Construction.
               Unless the context otherwise requires:
       (a) a term has the meaning assigned to it;
       (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
       (c) “or” is not exclusive;

       (d) words in the singular include the plural, and in the plural include the singular;
       (e) provisions apply to successive events and transactions; and
       (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.
ARTICLE TWO
THE NOTES

Section 2.01	Form and Dating.
               (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officer or Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be (i) issued in registered form without interest coupons and (ii) only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall (to the fullest extent permitted by applicable law) govern and be controlling.
               (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, by adjustments made thereon and/or in the records of the Custodian to reflect exchanges and redemptions as hereinafter provided. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the

Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.
               (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall, unless (in the case of Additional Notes) the Company otherwise notifies the Trustee in writing, be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee at the Corporate Trust Office of the Trustee, as Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made thereon and/or on the records of the Trustee, the Custodian or the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Section 2.02	Execution and Authentication.
               (a) At least one Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.
               (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
               (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
               (d) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.
               (e) The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue with an unlimited maximum aggregate principal amount, of which $205,000,000 shall be issued on the date of this Indenture.
               (f) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03	Methods of Receiving Payments on the Notes.
               For so long as the Notes are held in one or more Global Notes, the Company shall pay all principal, interest and premium and Additional Interest, if any in respect of the Notes represented by Global Notes by wire transfer of immediately available funds to the account specified by the Holder of the relevant Global Note (so long as such wire transfer may be so made). Otherwise, if a Holder has given wire transfer instructions to the Company at least 30 days prior to the applicable payment date, the Company shall pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions (so long as such wire transfer may be so made). All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04	Registrar and Paying Agent.
               (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
               (b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
               (c) The Trustee shall initially act as the Paying Agent and the Registrar and shall act as Custodian with respect to the Global Notes.

Section 2.05	Paying Agent to Hold Money in Trust.
               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying

Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06	Holder Lists.
               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.07	Transfer and Exchange.
               (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes, and the Depositary requests such exchange. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Except as otherwise provided above in this Section 2.07(a), every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.
               (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Neither the Company nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act, or for complying with or ensuring compliance with any Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
       (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as required pursuant to the Private Placement Legend, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).
       (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (in each case in form and substance satisfactory to the Trustee and the Company) either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee, as the case may be, shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(h) hereof.
       (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global

Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:
     (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications in item (1) thereof; and
     (B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications in item (2) thereof.
       (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and Exchange Offer Registration Statement;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
               If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
               Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
               (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
       (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note as permitted by this Indenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications and opinion in item (3)(a) thereof;

     (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(b) thereof; or
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certification in item 3(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
       (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
       (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note as permitted by this Indenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note as permitted by this Indenture only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or
     (D) the Registrar receives the following:
     (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C attached hereto, including the certifications in item (1)(b) thereof; or
     (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
       (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note as permitted by this Indenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.
               (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
       (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications and opinion in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(b) thereof; or
     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and in all other cases the 144A Global Note.
       (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel (which opinion and counsel are reasonably acceptable to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
       Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
       (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
       If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
               (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes for Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Company duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).
       (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;
     (B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications in item (2) thereof; and
     (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.
       (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and applicable law and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and applicable law;

     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and applicable law; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company and the Trustee) to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
       (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
               (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes and/or Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the Restricted Global Notes, or the Restricted Definitive Notes, as the case may be, accepted for exchange in the Exchange Offer in accordance with the Registration Rights Agreement and applicable law. Concurrently with the issuance of such Notes, the Trustee, the Custodian or the Depositary or its nominee, as the case may be, shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.
               (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS SECURITY MAY NOT BE REOFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EITHER OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THIS SECURITY MAY NOT BE REOFFERED, SOLD, OR OTHERWISE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO ANY SIMILAR FEDERAL, STATE, LOCAL OR NON U.S. LAW UNLESS

AN EXEMPTION OR EXCEPTION TO THE APPLICATION OF SUCH PROVISIONS APPLIES.
Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
               (h) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:
EXCEPT AS SPECIFIED IN THE INDENTURE, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTE OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(3) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING S.A. NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

               (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee, or by the Custodian or the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee, or by the Custodian or the Depositary at the direction of the Trustee to reflect such increase.
               (j) General Provisions Relating to Transfers and Exchanges.
               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
               (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, and 9.05 hereof).
               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
               (v) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
               (viii) All certifications, certificates and opinions of counsel required to be submitted to the Trustee and/or the Company pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.
               (ix) The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.07 (including all Notes received for transfer pursuant to Section 2.07). The Company shall have the right to require the Trustee to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.
               (x) In connection with any transfer of any Note, the Trustee and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Section 2.08	Replacement Notes.
               (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s and the Company’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
               (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09	Outstanding Notes.
               (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
               (b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
               (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
               (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10	Treasury Notes.
               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11	Temporary Notes.
               (a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
               (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12	Cancellation.
               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13	Defaulted Interest.
               If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14	CUSIP Numbers.
               The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use such “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.
ARTICLE THREE
REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee.
               If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02	Selection of Notes to Be Redeemed.
               (a) If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than

30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
               (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03	Notice of Redemption.
               (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed, at its registered address. The notice shall identify the Notes to be redeemed and shall state:
       (i) the redemption date;
       (ii) the redemption price;
       (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;
       (iv) the name and address of the Paying Agent;
       (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;
       (vi) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
       (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
       (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.
               (b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a) hereof. The notice, if mailed in the manner provided herein, shall be presumed to have been given, whether or not the Holder receives such notice.
               (c) The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.04	Effect of Notice of Redemption.
               Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05	Deposit of Redemption Price.
               (a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
               (b) If the Company complies with Section 3.05(a) hereof, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption on the redemption date because of the failure of the Company to comply with Section 3.05(a) hereof, interest and Additional Interest, if any, shall continue to accrue on the unpaid principal of such Note or the portions thereof called for redemption from the redemption date until such principal is paid.

Section 3.06	Notes Redeemed in Part.
               Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07	Optional Redemption.
               (a) At any time prior to May 15, 2009, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings (or an amount of funds equal thereto) at least equal to the principal amount of Notes so redeemed (the “Redemption Amount”); provided that:
       (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption; and
       (ii) the redemption must occur within 90 days of the date of the closing of such Equity Offering.
               (b) At any time prior to May 15, 2010, the Company may, at its option, redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption.
               (c) Except pursuant to Sections 3.07(a) and (b) hereof, the Notes shall not be redeemable at the Company’s option prior to May 15, 2010.
               (d) On or after May 15, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15, 2010 of the years indicated below:

Year	Percentage

2010	104.875%

2011	102.438%

2012 and thereafter	100.00%
               (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08	Mandatory Redemption.
               The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR
COVENANTS
Section 4.01 Payment of Notes.
          (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
          (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Additional Interest (without regard to any applicable grace period), at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
          (a) The Company shall maintain one or more offices or agencies designated by it (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any such designation or rescission of any such designation, and the location, and any change in the location, of such office or agency (other than the designation and location specified in Section 4.02(b) hereof). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          (b) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 hereof.
Section 4.03 Reports.
          (a) The Company shall furnish to the Trustee a copy of all of the information and reports referred to in clauses (i) and (ii) below within the time periods specified in the Commission’s rules and regulations for “non-accelerated filers” (as defined in such rules and regulations):
     (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and
     (ii) all current reports (excluding exhibits) that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
          (b) After consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company shall comply with the periodic reporting requirements of the Exchange Act and shall file the reports specified in Section 4.03(a) hereof with the Commission within the time periods specified in Section 4.03(a) hereof unless the Commission shall not accept such a filing. If, notwithstanding the foregoing, the Commission shall not accept the Company’s filings for any reason, the Company shall post the reports referred to in Section 4.03(a) hereof on its website within the time periods that would apply if the Company were required to file those reports with the Commission (or, to the extent it is unable to do so, furnish such reports to Holders and prospective purchasers of Notes, upon request).
          (c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation (as determined in good faith by the Company) in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
          (d) In addition, for so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Section 4.04 Compliance Certificate.
          (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.05 [Reserved].
Section 4.06 Stay, Extension and Usury Laws.
          The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Liens.
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness of the Company or any Guarantor (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired (the “Initial Lien”), unless all payments due under this Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Note Guarantee of such Restricted Subsidiary, are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the Note Guarantees, prior or senior thereto). Any such Lien thereby created in favor of the Notes or any Note Guarantee shall be automatically and unconditionally released and discharged (a) upon the release and discharge of the Initial Lien to which it relates, (b) in the case of any such Lien in favor of any Note Guarantee, upon the termination and discharge of such Note Guarantee pursuant to Section 11.04 hereof or (c) with respect to the property or assets sold, exchanged or transferred, upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien, in each case in accordance with the provisions of this Indenture.
Section 4.08 Offer to Repurchase upon a Change of Control.
          (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture; provided that the Company shall not be obligated to repurchase Notes in the event that it has exercised its right to redeem all of the Notes pursuant to Section 3.07 hereof. In the Change of Control Offer, the Company shall offer payment (a “Change of

Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date shall be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. If such notice is mailed prior to the occurrence of such Change of Control, such notice shall state that such offer is conditioned on such occurrence. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:
     (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; provided that no Note will be repurchased in part if less than $1,000 in principal amount of such Note would be left outstanding; provided further that if all the Notes of a Holder are to be repurchased, the entire outstanding amount of the Notes held by such Holder, even if not a multiple of $1,000, shall be repurchased;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
          (c) The Paying Agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.
          (d) Prior to complying with the provisions of this Section 4.08, but in any event no later than 30 days following a Change of Control, the Company shall either obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.08 or repay any such Senior Debt for which such consent is required and has not been obtained. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (e) Notwithstanding anything to the contrary in this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
          (f) In the event that, pursuant to this Section 4.08 hereof, the Company shall be required to commence an offer to all Holders to purchase their respective Notes (a “Repurchase Offer”), it shall follow the procedures specified below.
          The Repurchase Offer shall remain open for a period of 30 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.08 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.
          Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer.
          The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:
     (i) that the Repurchase Offer is being made pursuant to this Section 4.08, and the length of time the Repurchase Offer shall remain open;
     (ii) the Offer Amount, the purchase price and the Purchase Date;
     (iii) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Additional Interest, if any;
     (iv) that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest and Additional Interest, if any, on and after the Purchase Date;
     (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only; provided that if all the Notes of a Holder are to be repurchased, the entire outstanding amount of the Notes held by such Holder, even if not a multiple of $1,000, may be repurchased;
     (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (viii) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased in accordance with the terms of this Section 4.08(f) (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased, subject to the proviso in clause (v) above); and
     (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
          On the Purchase Date, the Company shall, to the extent lawful, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 4.08. If less than all of the outstanding Notes are to be repurchased, the Trustee shall select the Notes to be repurchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note. The Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

          (g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08, by virtue of such conflict.
Section 4.09 Offer to Repurchase upon an Asset Sale.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be cash:
     (A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its express terms subordinated in right of payment to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Restricted Subsidiary of the Company) (i) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability therefor or (ii) in respect of which the Company or such Restricted Subsidiary has no obligation following such Asset Sale;
     (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 90 days following the closing of such Asset Sale; and
     (C) any Designated Non-cash Consideration received by the Company or any such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding and any then outstanding Investments made pursuant to clause (n) of the definition of Permitted Investments, not to exceed the greater of (x) $25,000,000 and (y) 8% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or its Restricted Subsidiaries may apply an amount equal to all or part of the amount of such Net Proceeds at its option:
     (i) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or
     (ii) to (A) make capital expenditures or (B) purchase Replacement Assets (or enter into a binding agreement to purchase any such Replacement Assets; provided that (x) such purchase is consummated within 60 days after the date of such binding agreement and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied shall be deemed to be Excess Proceeds (as defined below)).
     (c) Pending the final application of an amount equal to the amount of any such Net Proceeds (such equal amount, the “Net Proceeds Amount”), the Company may temporarily reduce revolving credit borrowings or otherwise invest or apply such Net Proceeds in any manner that is not prohibited by this Indenture.
     (d) On the 366th day after the receipt of any Net Proceeds from an Asset Sale (or, in the event that a binding agreement has been entered into pursuant to Section 4.09(b)(ii) hereof, the later date of expiration of the 60-day period set forth in Section 4.09(b)(ii) hereof) or such earlier date, if any, as the Company determines not to apply any portion of the Net Proceeds Amount relating to such Asset Sale as set forth in Section 4.09(b) hereof (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate Net Proceeds Amount that has not been applied on or before the Excess Proceeds Trigger Date as permitted in Section 4.09(b) hereof (“Excess Proceeds”) shall be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and (to the extent the Company elects) all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash.
     (e) The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $10,000,000 resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $10,000,000) shall be applied as provided in Section 4.09(d) hereof. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. No Note shall be repurchased in part if less than $1,000 in principal amount of such Note would be left outstanding. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale Offer shall no longer be deemed to be Excess Proceeds.
          (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
Section 4.10 Restricted Payments.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);
     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;
     (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Notes or any Note Guarantees and is held by Persons other than the Company or any of its Restricted Subsidiaries, except (A) a payment of principal at the Stated Maturity thereof (including any scheduled sinking fund payment, scheduled principal payment or payment at final maturity) or (B) the purchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, redemption, defeasance or other acquisition or retirement; or
     (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
     (B) the Company would have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11(a) hereof; and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (vi), (viii) through (x) and (xi) (which shall be included therein only to the extent of one half of the amounts paid pursuant to such clause (xi)) and only to the extent Consolidated Net Income is not reduced by such amounts) of Section 4.10(b) hereof, is less than the sum, without duplication, of:
     (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (2) 100% of the aggregate net cash proceeds and the Fair Market Value of assets (other than cash) received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the Incurrence of Indebtedness of the Company that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company), plus
     (3) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Restricted Investments in any Person resulting (x) from repayments of loans or advances, or other transfers of assets or returns of capital, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds and Fair Market Value of assets (other than cash) received from the sale or other disposition of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are (at the Company’s option) included in the calculation of Consolidated Net Income for the purposes of clause (C)(1) above or applied to reduce the amount of Investments made pursuant to Section 4.10(b)(xiii) hereof pursuant to the last paragraph of the definition of Investments in Article One hereof), (y) from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or (z) from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Person after the Issue Date.

          (b) The preceding provisions shall not prohibit, so long as, in the case of clauses (vii) and (xiii) below, no Default has occurred and is continuing or would be caused thereby, any of the following (each, a “Permitted Payment”):
     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;
     (ii) the payment of any dividend or making of any other payment or distribution by a Restricted Subsidiary of the Company to holders of any series of its Equity Interests on a pro rata basis (or, in the case of holders other than the Company and its Restricted Subsidiaries, on no more than a pro rata basis, and in the case of the Company and its Restricted Subsidiaries, on at least a pro rata basis), measured by value;
     (iii) the purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement shall be excluded from Section 4.10(a)(C)(2) hereof;
     (iv) the purchase, redemption, defeasance or other acquisition or retirement of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;
     (v) Investments acquired as a capital contribution to the Company, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or any Parent; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from Section 4.10(a)(C)(2) hereof;
     (vi) the purchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof or taxes due in connection with such exercise;
     (vii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Parent held by any current or former employee, officer or director of the Company or any of its Subsidiaries or any other Management Investor, including pursuant to the terms of any employment agreement, employee equity subscription agreement, stock option agreement or similar agreement or otherwise, and any loan, advance, dividend or distribution by the Company to any Parent to permit any Parent to make any such purchase, redemption or other acquisition or retirement for value; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests in any calendar year shall not exceed

$2,500,000 in any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years (which amount shall be increased by the amount of any cash proceeds received by the Company after the Issue Date to the extent not already applied in any prior calendar year to make repurchases pursuant to this clause (vii) from, or as a contribution to its capital from, (x) sales of Equity Interests (other than Disqualified Stock of the Company) to Management Investors to the extent the cash proceeds have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.10(a)(C)(2) hereof and (y) any “key man” life insurance policies);
     (viii) dividends on Preferred Stock of a Restricted Subsidiary of the Company or on Disqualified Stock of the Company or its Restricted Subsidiaries issued in accordance with Section 4.11 hereof to the extent such dividends are included in the definition of Fixed Charges;
     (ix) any Restricted Payment made pursuant to the Merger Agreement;
     (x) the payment of dividends or making of other payments or distributions by the Company to holders of its Equity Interests (x) for so long as the Company is treated as an S corporation or a qualified subchapter S subsidiary for Federal income tax purposes (a “Flow-Through Entity”), in an amount equal to the Permitted Tax Distributions and (y) for so long as the Company is not a Flow-Through Entity but is a member of a consolidated, combined or unitary income tax group of which it is not the common parent, in amounts required to pay Federal, state, local and foreign income tax obligations imposed to the extent such income taxes are attributable to the income of the Company and its Subsidiaries; provided, however, in each case the amount of such payments in respect of any Tax Period does not exceed the amount that the Company and its Subsidiaries would have been required to pay in respect of Federal, state, local and foreign income taxes in respect of such Tax Period determined using the Assumed Tax Rate as if the Company and its Subsidiaries filed separate income tax returns on a separate company basis;
     (xi) without duplication as to amounts dividended or distributed pursuant to Section 4.10(b)(x) hereof, loans, advances, dividends or distributions to any Parent or other payments by the Company or any of its Restricted Subsidiaries to pay or permit any Parent to pay Parent Expenses;
     (xii) any principal payment on or with respect to any Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Notes or any Note Guarantee (x) made from Net Proceeds to the extent permitted by Section 4.09 hereof and (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with Section 4.08 hereof and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to repaying any such Indebtedness; or
     (xiii) other Restricted Payments in an aggregate amount (net of amounts reducing the amount of any Investment made pursuant to this Section 4.10(b)(xiii) in accordance with the last paragraph of the definition of Investments in Article One hereof not to exceed $15,000,000.
          (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than 30 days after the date of making any Restricted Payment (other than a Permitted Payment), which alone or combined with all other Restricted Payments with respect to which the Company has not previously delivered a certification pursuant to this Section 4.10(c) have an aggregate Fair Market Value in excess of $5,000,000, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were made, together with a copy of any opinion or appraisal required by this Indenture.
Section 4.11 Incurrence of Indebtedness.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company or any Guarantor may Incur Indebtedness, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is Incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the Indebtedness had been Incurred at the beginning of such four-quarter period.
          (b) Section 4.11(a) hereof shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (i) Indebtedness of the Company or any of its Restricted Subsidiaries under Credit Facilities (including, without limitation, the Incurrence of Guarantees thereof) in an aggregate principal amount (or face amount in the case of letters of credit) at any one time outstanding pursuant to this Section 4.11(b)(i) not to exceed $615,000,000, less the aggregate principal amount of Indebtedness Incurred and outstanding pursuant to this Section 4.11(b)(i) that has been permanently repaid (with a corresponding commitment reduction, in the case of revolving credit Indebtedness) out of the Net Proceeds of Asset Sales by the Company or any Restricted Subsidiary thereof pursuant to Section 4.09 hereof;
     (ii) Existing Indebtedness;
     (iii) Indebtedness represented by the Notes (other than any Additional Notes) and the related Note Guarantees;
     (iv) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property, plant, equipment or other assets used or to be used in the business of the Company or any Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness Incurred pursuant to Section 4.11(b)(v) hereof to refund, refinance or replace any Indebtedness Incurred pursuant to this Section 4.11(b)(iv), not to exceed $15,000,000 at any time outstanding;
     (v) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be Incurred under Section 4.11(a) or (b)(ii), (iii), (iv), (v), (xiv) or (xv) hereof;
     (vi) Indebtedness of the Company or any of its Restricted Subsidiaries owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:
     (A) if the Company or any Guarantor is the obligor on such Indebtedness (and such Indebtedness is held by a Restricted Subsidiary that is not a Guarantor), such Indebtedness must be expressly subordinated in right of payment to the prior payment in full of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and
     (B) (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.11(b)(vi);
     (vii) the Guarantee of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be Incurred by another provision of this Section 4.11;
     (viii) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;
     (ix) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary thereof in connection with such disposition;

     (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;
     (xi) Indebtedness constituting reimbursement obligations with respect to letters of credit provided or issued in the ordinary course of business; provided that, upon the drawing of such letters of credit in an aggregate face amount equal to or exceeding $10,000,000, such obligations are reimbursed within 30 days following such drawing or Incurrence (it being understood that any failure to make such reimbursement shall not cause such Indebtedness not to be Senior Debt);
     (xii) Indebtedness (x) in respect of performance, surety, appeal or other similar bonds, bankers’ acceptances, or other similar instruments or obligations provided or issued, or relating to liabilities or obligations (other than to support an obligation for borrowed money) incurred, in the ordinary course of business or (y) in respect of the financing of insurance premiums in the ordinary course of business;
     (xiii) Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;
     (xiv) Indebtedness of Persons that are acquired by the Company or any Restricted Subsidiary of the Company or consolidated or merged with or into the Company or a Restricted Subsidiary of the Company in accordance with the terms of this Indenture; provided that such Indebtedness is not Incurred in contemplation of such acquisition, consolidation or merger; and provided further that after giving effect to such acquisition, consolidation or merger (x) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11(a) hereof or (y) the Company’s Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition, consolidation or merger; or
     (xv) Indebtedness (x) issued by the Company or any of its Restricted Subsidiaries to a seller or any Affiliate thereof as part of the consideration for an acquisition of assets, Merchant Portfolios, a business or a Subsidiary by the Company or any Restricted Subsidiary or (y) consisting of or arising from agreements providing for earn outs or similar obligations Incurred in connection with the acquisition of any business, assets, Merchant Portfolio or Person, in an aggregate principal amount including all Permitted Refinancing Indebtedness Incurred pursuant to Section 4.11(b)(v) hereof to refund, refinance or replace Indebtedness Incurred pursuant to this Section 4.11(b)(xv), not to exceed $10,000,000 at any time outstanding;
     (xvi) Indebtedness (x) of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (y) otherwise Incurred in connection with a Receivables Financing; and
     (xvii) Indebtedness in an aggregate principal amount at any time outstanding not to exceed $50,000,000.

          (c) For purposes of determining compliance with this Section 4.11, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with this Section 4.11, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness pursuant to this Section 4.11) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; and (ii) in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.11(b) hereof, or is entitled to be Incurred pursuant to Section 4.11(a) hereof, the Company shall be permitted to classify such item of Indebtedness as of the time of its Incurrence in any manner that complies with this Section 4.11 (and may include the amount and type of such Indebtedness in one or more of such clauses, including in part under one such clause and in part under another such clause). In addition, any Indebtedness originally classified as Incurred pursuant to clauses (i) through (xvii) of Section 4.11(b) hereof may later be reclassified by the Company such that it shall be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.
          (d) For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that if such Indebtedness is Incurred to refund, refinance or replace other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such new Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refunded, refinanced or replaced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. The principal amount of any Indebtedness Incurred to refund, refinance or replace other Indebtedness, if Incurred in a different currency from the Indebtedness being refunded, refinanced or replaced, shall otherwise be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refunding, refinancing or replacement.
          (e) Notwithstanding any other provision of this Section 4.11, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.11 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Section 4.12 Limitation on Senior Subordinated Debt.
          The Company shall not Incur any Indebtedness that is expressly subordinated in right of payment to any Senior Debt of the Company unless it is pari passu or subordinate in right of payment to the Notes. No Guarantor shall Incur any Indebtedness that is expressly subordinated in right of payment to the Senior Debt of such Guarantor unless it is pari passu or subordinate in right of payment to such Guarantor’s Note Guarantee. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect of such other Indebtedness of the Company or any Guarantor, or by reason of any priority of any Lien over any other Lien, or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.
Section 4.13 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (i) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;
     (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including application of any remedy bar thereto) to any other obligation, shall not be deemed to constitute such an encumbrance or restriction.
          (b) However, the restrictions set forth in Section 4.13(a) hereof shall not apply to encumbrances or restrictions:
     (i) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are (in the good faith determination of the Board of Directors or senior management of the Company) not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

     (ii) set forth in this Indenture, the Notes and the Note Guarantees;
     (iii) existing under, by reason of or with respect to applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses;
     (iv) with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not Incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are (in the good faith determination of the Board of Directors or senior management of the Company) not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided that for purposes of this Section 4.13(b)(iv), if a Person other than the Company is the Successor in a transaction pursuant to Section 5.01 hereof, any Subsidiary of such Person or property or assets of any such Subsidiary shall be deemed acquired by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor;

(v)	(A)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is or is subject to a lease, license, conveyance or contract or similar property or asset,

	(B)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on or easement relating to, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture; or

	(C)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;
     (vi) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;
     (vii) with respect to cash or other deposits or net worth imposed or required by customers, suppliers, sponsoring banks, processors or vendors or by insurance, surety or bonding companies, in each case, under agreements entered into in the ordinary course of business;

     (viii) pursuant to (x) purchase money obligations not otherwise prohibited by this Indenture that impose encumbrances or restrictions on the property or assets so acquired, or (y) Hedging Obligations;
     (ix) existing under, by reason of or with respect to any Indebtedness Incurred subsequent to the Issue Date if (in the good faith determination of the Board of Directors or senior management of the Company) such encumbrances and restrictions taken as a whole (A) are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions in effect on the Issue Date, or (B) are not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings and (in the case of this clause (B)) the relevant encumbrance or restriction shall not materially affect the Company’s ability to make principal or interest payments on the Notes;
     (x) existing under, by reason of or with respect to customary provisions contained in agreements or other documents governing a joint venture, partnership or similar arrangements entered into in the ordinary course of business; or
     (xi) pursuant to an agreement or instrument relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity.
Section 4.14 Transactions with Affiliates.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or primarily for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:
     (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and
     (ii) the Company delivers to the Trustee:
     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3,000,000, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.14 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company; provided that at any time during which no Disinterested Director is serving on such Board of Directors, no such Board Resolution or approval shall be required if the Company delivers to the Trustee a fairness opinion meeting the requirements of Section 4.14(a)(ii)(B) hereof with respect to such Affiliate Transaction; and
     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.
          (b) The following items shall not be deemed to be Affiliate Transactions and shall not be subject to the provisions of Section 4.14(a) hereof:
     (i) transactions between or among the Company and/or its Restricted Subsidiaries and/or any Receivables Entity;
     (ii) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company (as determined in good faith by the Company’s Board of Directors);
     (iii) Restricted Payments that are permitted by the provisions of this Indenture described under Section 4.10 hereof and Permitted Payments and transactions excluded from the definition of Restricted Payments;
     (iv) any offering, issuance, sale or transfer of Equity Interests (other than Disqualified Stock) of the Company or capital contribution to the Company;
     (v) transactions pursuant to agreements or arrangements in effect on the Issue Date or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;
     (vi) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries, and transactions pursuant thereto; and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment is in the ordinary course of business or has been approved by the Board of Directors of the Company;
     (vii) the granting or performance of registration rights under a written registration rights agreement approved by the Board of Directors of the Company and containing customary terms, taken as a whole;

     (viii) transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary generally;
     (ix) any transaction in the ordinary course of business with customers, suppliers, joint ventures, joint venture partners, sales agents, sales representatives, independent sales groups or sellers of goods and services on terms not less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company;
     (x) execution, delivery and performance of a tax sharing agreement with respect to any of the Permitted Payments described in Section 4.10(b)(x) hereof or any Related Taxes;
     (xi) the transactions contemplated by the Merger Agreement, all transactions in connection therewith (including, but not limited to, the financing thereof), and all fees and expenses paid or payable in connection with such transactions;
     (xii) any transaction in the ordinary course of business or approved by a majority of the Board of Directors of the Company between the Company or any Restricted Subsidiary and any Affiliate of the Company that is a joint venture or similar entity controlled by the Company (and of which no other Affiliate of the Company (other than any Subsidiary thereof) directly or indirectly holds any Capital Stock); and
     (xiii) any agreement to do any of the foregoing.
Section 4.15 Designation of Restricted and Unrestricted Subsidiaries.
          (a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company (other than any co-obligor of the Notes created pursuant to Section 5.01 hereof) to be an Unrestricted Subsidiary; provided that:
     (i) any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.11 hereof;
     (ii) (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if the Subsidiary being so designated has consolidated assets greater than $1,000, then the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) shall be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under Section 4.10 hereof;

     (iii) such Subsidiary does not hold any Liens on any property of the Company or any Restricted Subsidiary thereof at the time of such designation;
     (iv) at the time of such designation the Subsidiary being so designated:
     (A) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (B) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect legal obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (C) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and
     (v) no Default or Event of Default would be in existence upon giving effect to such designation.
          (b) Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.
          (c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
     (i) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.11 hereof;
     (ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.10 hereof;
     (iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.07 hereof; and
     (iv) no Default or Event of Default would be in existence upon giving effect to such designation.

Section 4.16 Business Activities.
          The Company shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.17 Payments for Consent.
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend on the same terms and conditions and in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.18 Guarantees.
          (a) The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any other Indebtedness of the Company or any Guarantor unless such Restricted Subsidiary is a Guarantor or substantially concurrently executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt as provided in this Indenture.
          (b) Except as otherwise provided in this Section 4.18 or Section 11.04 hereof, a Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:
     (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (ii) either:
     (A) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to one or more agreements in form reasonably satisfactory to the Trustee; or
     (B) such consolidation or merger complies with Section 4.09 hereof, to the extent applicable.

ARTICLE FIVE
SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of Assets.
               (a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
       (i) either: (A) the Company is the surviving corporation, limited liability company or limited partnership; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (such Person, as the case may be, the “Successor”) (1) is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (2) assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to one or more agreements in form reasonably satisfactory to the Trustee (provided that if the Company or Successor is not a corporation there must be a co-obligor of the Notes that is a Wholly Owned Restricted Subsidiary and that is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia);
       (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;
       (iii) immediately after giving effect to such transaction on a pro forma basis, (A) the Company or the Successor shall be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11(a) hereof; or (B) the Fixed Charge Coverage Ratio of the Company or the Successor would be greater than such ratio of the Company immediately prior to such transaction;
       (iv) each Guarantor, unless such Guarantor is (A) a Guarantor that shall be released from its obligations under its Note Guarantee in connection with such transaction or (B) the Person with which the Company has entered into a transaction under this Section 5.01, shall have confirmed in writing that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture; and
       (v) the Company delivers to the Trustee an Officers’ Certificate and Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to such consolidation, transfer or disposition have been complied with.
               (b) Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the Company in accordance with this Section 5.01, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance, lease or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Successor and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor had been named as the Company in this Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Indenture and the Notes, except that the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligations under this Indenture or the Notes.
               (c) Section 5.01(a)(iii) hereof shall not apply to (i) any merger, consolidation or sale, assignment, transfer, conveyance, lease or other disposition of assets of, between or among the Company and any of its Restricted Subsidiaries, or (ii) any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity. Section 5.01(a)(ii) hereof shall not apply to any merger, consolidation or sale, assignment, transfer, conveyance, lease or other disposition of assets in which the surviving Person or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition is made is the Company or a Guarantor.
               (d) Section 5.01(a) hereof shall not apply to any of the transactions contemplated by the Merger Agreement.
ARTICLE SIX
DEFAULTS AND REMEDIES

Section 6.01	Events of Default.
               Each of the following is an Event of Default:
       (a) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes whether or not prohibited by Article Ten or Section 11.05 of this Indenture;
       (b) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes, whether or not prohibited by Article Ten or Section 11.05 of this Indenture;
       (c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described in Section 4.08 or 5.01 hereof;
       (d) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;

       (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries whether such Indebtedness now exists, or is created after the Issue Date, if that default:
(i) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or
(ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;
       (f) failure by the Company or any of its Significant Subsidiaries (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform) aggregating in excess of $10,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;
       (g) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor denies or disaffirms in writing its obligations under its Note Guarantee;
       (h) the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), pursuant to or within the meaning of Bankruptcy Law:
       (i) commences a voluntary case, or
       (ii) consents to the entry of an order for relief against it in an involuntary case, or
       (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or
       (iv) makes a general assignment for the benefit of its creditors, or
       (v) generally is not paying its debts as they become due; and
       (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
       (i) is for relief against the Company or any Significant Subsidiary of the Company or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), in an involuntary case, or

       (ii) appoints a custodian of the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), for all or substantially all of the property of the Company, or
       (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary); and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02	Acceleration.
               If any Event of Default (other than an Event of Default specified in Section 6.01(h) or (i)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all principal of and accrued and unpaid interest and Additional Interest, if any, on the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default; provided, however, that so long as any Indebtedness permitted to be Incurred pursuant to the Credit Agreement shall be outstanding, that acceleration shall not be effective until the earlier of (i) an acceleration of Indebtedness under the Credit Agreement; or (ii) five Business Days after receipt by the Company and the Agent under the Credit Agreement of written notice of the acceleration of the Notes. Upon any such declaration, the Notes shall become due and payable immediately. If any Event of Default specified in Section 6.01(h) and (i) occurs and is continuing, then the principal, premium, if any, accrued interest and Additional Interest, if any, on the Notes shall ipso facto become and be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder.

Section 6.03	Other Remedies.
               (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to the Notes or to enforce the performance of any provision of the Notes or this Indenture.
               (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.
               Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, on, or the principal of, the Notes (provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may, on behalf of all Holders, rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.
               Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes or not joining in the giving of such direction that may involve the Trustee in personal liability, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06	Limitation on Suits.
               (a) A Holder may pursue a remedy with respect to this Indenture, or the Notes or the Note Guarantees only if:
       (i) the Holder gives to the Trustee written notice of a continuing Event of Default;
       (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
       (iii) such Holder of a Note or Holders of Notes offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense that might be incurred by it in connection with the request or direction;
       (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
       (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
               (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07	Rights of Holders of Notes to Receive Payment.
               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal or interest on, and Additional Interest, if any, with respect to, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.
               If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09	Trustee May File Proofs of Claim.
               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall constitute a claim, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	Priorities.
               (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
       First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
       Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively; and
       Third: to the Company or to such party as a court of competent jurisdiction shall direct.
               (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11	Undertaking for Costs.
               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE SEVEN
TRUSTEE

Section 7.01	Duties of Trustee.
               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
               (b) Except during the continuance of an Event of Default:
       (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

       (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
       (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
       (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
       (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or Incur any liability.
               (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Certain Rights of Trustee.
               (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
               (b) Before the Trustee acts or refrains from acting, it may (unless other evidence be herein specifically prescribed) require an Officers’ Certificate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.
               (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.02 hereof, and such notice references the Notes.

Section 7.03	Individual Rights of Trustee.
               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04	Trustee’s Disclaimer.
               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults.
               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium and Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06	Reports by Trustee to Holders of the Notes.
               (a) Within 60 days after each May 15 beginning with the May 15, 2007, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
               (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07	Compensation and Indemnity.
               (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses Incurred or made by it in accordance with any provision of this Indenture, except any such disbursement, advance or expense attributable to its negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
               (b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses Incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
               (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
               (d) To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such claim shall survive the satisfaction and discharge of this Indenture.

               (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
               (f) The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08	Replacement of Trustee.
               (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
               (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
       (i) the Trustee fails to comply with Section 7.10 hereof;
       (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
       (iii) a custodian or public officer takes charge of the Trustee or its property; or
       (iv) the Trustee becomes incapable of acting.
               (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
               (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
               (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
               (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the claim provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09	Successor Trustee by Merger, Etc.
               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10	Eligibility; Disqualification.
               (a) There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
               (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11	Preferential Collection of Claims Against the Company.
               The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.
               The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02	Legal Defeasance and Discharge.
               (a) Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal

Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in this clause (a) and clause (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
       (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.05 hereof;
       (ii) the Company’s obligations with respect to Sections 2.07, 2.08, 2.11 and 4.02 hereof;
       (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection herewith; and
       (iv) this Section 8.03.
               (b) Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03	Covenant Defeasance.
               Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04 and 4.07 through 4.18 hereof and clauses (ii), (iii), (iv) and (v) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that (unless the Company shall otherwise determine) such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through (g) shall not constitute Events of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.
               The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
       (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the applicable Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;
       (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
       (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
       (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;
       (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
       (f) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code;
       (g) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other existing creditors of the Company or with the actual intent of hindering, delaying or defrauding creditors of the Company;
       (h) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and
       (i) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
               (a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
               (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
               (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be a certification of the opinion referred to in Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to the Company.
               Subject to applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07	Reinstatement.
               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes.
               (a) Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes:
       (i) to cure any ambiguity, defect or inconsistency;
       (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
       (iii) to provide for the assumption by a successor of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale, assignment, transfer conveyance, lease or other disposition of all or substantially all of the Company’s or such Guarantor’s assets;
       (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

       (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
       (vi) to comply with the provisions described under Section 4.18 hereof or otherwise to add Guarantees with respect to the Notes, or to secure the Notes, or to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture;
       (vii) to evidence and provide for the acceptance of appointment by a successor Trustee;
       (viii) to conform the text of this Indenture, the Notes or any Note Guarantee to any provision of the “Description of Notes” in the Offering Memorandum dated May 3, 2006 with respect to the Notes;
       (ix) to provide that any Indebtedness that becomes an obligation of a Successor or a Guarantor pursuant to any merger or consolidation (and that is not expressly subordinated in right of payment to the Notes or the Note Guarantees) is pari passu in right of payment with the Notes or the applicable Note Guarantee; or
       (x) to provide for the issuance of Additional Notes in accordance with this Indenture.
               (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02	With Consent of Holders of Notes.
               (a) Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
               (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture,

and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
               (c) The consent of the applicable Holders is not necessary under this Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.
               (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
       (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
       (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;
       (iii) reduce the rate of or change the time for payment of interest on any Note;
       (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
       (v) make any Note payable in money other than U.S. dollars;
       (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or that impairs the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes on or after the due dates therefor;
       (vii) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

       (viii) impair the right to institute suit for the enforcement of any payment of principal of, or interest or Additional Interest, if any, on, the Notes on or after the due dates therefor;
       (ix) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.08 hereof after such Change of Control has occurred, including amending, changing or modifying any definition to the extent relating thereto;
       (x) amend or modify any of the provisions of this Indenture providing for, or the related definitions to the extent affecting, the subordination of the Notes or any Note Guarantee in any manner adverse to the Holders; or
       (xi) make any change in the preceding amendment and waiver provisions.

Section 9.03	Compliance with Trust Indenture Act.
               Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04	Revocation and Effect of Consents.
               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the consenting Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if a notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee, or the Company, receives written notice of revocation before the date on which the Company certifies to such Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. After an amendment, supplement or waiver under this Indenture becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment or waiver.

Section 9.05	Notation on or Exchange of Notes.
               (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
               (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, Etc.
               The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Note until its Board of Directors approves it. In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE TEN
SUBORDINATION

Section 10.01	Agreement to Subordinate.
               The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company (whether outstanding on the Issue Date or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of the Company.

Section 10.02	Liquidation; Dissolution; Bankruptcy.
               The holders of Senior Debt of the Company shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt of the Company) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trusts as described in Article Eight or Article Twelve hereof), in the event of any distribution to creditors of the Company in connection with:
       (a) any liquidation or dissolution of the Company;
       (b) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;
       (c) any assignment for the benefit of creditors; or
       (d) any marshaling of the Company’s assets and liabilities.

Section 10.03	Default on Designated Senior Debt.
               (a) The Company shall not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trusts described in Article Eight or Article Twelve hereof) if:

       (i) a default (a “payment default”) in the payment of principal, premium or interest on Designated Senior Debt of the Company occurs and is continuing; or
       (ii) any other default (a “nonpayment default”) occurs and is continuing on any series of Designated Senior Debt of the Company that permits holders of that series of Designated Senior Debt of the Company to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from a representative of the holders of such Designated Senior Debt.
               (b) Payments on the Notes may and shall be resumed:
       (i) in the case of a payment default on Designated Senior Debt of the Company, upon the date on which such default is cured or waived; and
       (ii) in the case of a nonpayment default on Designated Senior Debt of the Company, the earlier of (x) the date on which such default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received and (z) the date the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless, in each case, the maturity of such Designated Senior Debt of the Company has been accelerated.
               (c) No new Payment Blockage Notice may be delivered unless and until:
       (i) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and
       (ii) all scheduled payments of principal, interest and premium and Additional Interest, if any, on the Notes that have come due have been paid in full in cash or Cash Equivalents.
               (d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.
               A Payment Blockage Notice may only be given by a representative of holders of Designated Senior Debt that has been designated by the Company as eligible for the giving of such a notice.

Section 10.04	Acceleration of Securities.
               The Company shall promptly notify holders of its Senior Debt if payment of the Notes is accelerated because of an Event of Default.

Section 10.05	When Distribution Must Be Paid Over.
               (a) If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trusts described in Article Eight or Article Twelve hereof) when:
       (i) the payment is prohibited by this Article Ten; and
       (ii) the Trustee or the Holder, as the case may be, has actual knowledge that the payment is prohibited (provided that such actual knowledge of the Holder shall not be required in the case of any payment default on Designated Senior Debt), the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Company. Upon the proper written request from a Representative of the holders of Senior Debt of the Company or if there is any payment default on any Designated Senior Debt of the Company, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the Company or their proper representative.
               (b) With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article Ten, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06	Notice by the Company.
               The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article Ten, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company as provided in this Article Ten.

Section 10.07	Subrogation.
               After all Senior Debt of the Company is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt of the Company. A distribution made under this Article Ten to holders of Senior Debt of the Company that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08 Relative Rights.
          (a) This Article Ten defines the relative rights of the Holders of Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:
     (i) impair, as between the Company and the Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;
     (ii) affect the relative rights of the Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt of the Company; or
     (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of the Company to receive distributions and payments otherwise payable to the Holders of Notes.
          (b) If the Company fails because of this Article Ten to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.
Section 10.09 Subordination May Not Be Impaired by the Company.
          No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.
Section 10.10 Distribution or Notice to Representative.
          (a) Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative.
          (b) Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.
Section 10.11 Rights of Trustee and Paying Agent.
          (a) Notwithstanding this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its

Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Ten. Only the Company or a Representative may give the notice. Nothing in this Article Ten shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.
          (b) The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
Section 10.12 Authorization to Effect Subordination.
          Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Ten, and appoints the Trustee to act as such Holder’s attorney in fact for any and all such purposes.
ARTICLE ELEVEN
NOTE GUARANTEES
Section 11.01 Guarantee.
          (a) Subject to this Article Eleven, on the Issue Date, each of the Initial Guarantors hereby, as primary obligor and not merely as surety, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) The Guarantors hereby agree (to the fullest extent permitted by law) that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives (to the fullest extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant (except as otherwise provided in Section 11.04 hereof) that this Note Guarantee shall not be discharged except by complete payment in full of the monetary obligations contained in the Notes and this Indenture.
          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from the Company and any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 11.02 Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the extent necessary so that they shall not constitute a fraudulent transfer or conveyance. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Note Guarantee, and the waiver set forth in Section 11.01(d), are knowingly made in contemplation of such benefits.
Section 11.03 Execution and Delivery of Note Guarantee.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee of each applicable Guarantor set forth in this Indenture or any supplemental indenture on behalf of such Guarantor. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee.

Section 11.04 Releases.
          (a) Any Guarantor shall be released and relieved of any obligations under its Note Guarantee (and Section 4.18(b) hereof shall not apply):
     (A) upon any direct or indirect sale or other disposition (by consolidation, merger or otherwise) of any Capital Stock of or any interest in a Guarantor in compliance with Section 4.09 hereof, following which such Guarantor is no longer a Restricted Subsidiary of the Company;
     (B) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture;
     (C) upon the release, discharge or termination of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.18 hereof (including the Guarantee of the Credit Agreement in the case of any Initial Guarantor), except a discharge, release or termination by or as a result of payment under such Guarantee; or
     (D) upon legal defeasance of the Notes or satisfaction and discharge of this Indenture pursuant to Article Eight or Twelve hereof, respectively.
          (b) Upon any such occurrence specified in Section 11.04(a) hereof, the Trustee shall execute documents reasonably required in order to evidence the release, discharge and termination in respect of such Note Guarantee. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any such release, discharge and termination in respect of such Note Guarantee.
          (c) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Eleven.
Section 11.05 Subordination of the Note Guarantees.
          (a) Agreement to Subordinate. Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article Eleven, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of such Guarantor (whether outstanding on the Issue Date or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of such Guarantor.
          (b) Liquidation; Dissolution; Bankruptcy. The holders of Senior Debt of a Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of such Guarantor (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt of such Guarantor) before the Holders of Notes shall be entitled to receive any payment with respect to the Note Guarantees (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trusts as described in

Article Eight or Article Twelve hereof), in the event of any distribution to creditors of such Guarantor in connection with:
     (i) any liquidation or dissolution of such Guarantor;
     (ii) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property;
     (iii) any assignment for the benefit of creditors of such Guarantor; or
     (iv) any marshaling of such Guarantor’s assets and liabilities.
          (c) Default on Designated Senior Debt.
     (i) No Guarantor shall make any payment in respect of its Note Guarantee (except in Permitted Junior Securities or from the trusts described in Article Eight or Article Twelve hereof) if:
     (A) a payment default on Designated Senior Debt of such Guarantor occurs and is continuing; or
     (B) any nonpayment default occurs and is continuing on any series of Designated Senior Debt of such Guarantor that permits holders of that series of Designated Senior Debt of such Guarantor to accelerate its maturity and the Trustee receives a notice of such default (a “Guarantee Payment Blockage Notice”) from a representative of the holders of such Designated Senior Debt.
     (ii) Payments on the Note Guarantees may and shall be resumed:
     (A) in the case of a payment default on Designated Senior Debt of such Guarantor, upon the date on which such default is cured or waived; and
     (B) in the case of a nonpayment default on Designated Senior Debt of such Guarantor, the earlier of (x) the date on which such default is cured or waived, (y) 179 days after the date on which the applicable Guarantee Payment Blockage Notice is received and (z) the date the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Guarantee Payment Blockage Notice, unless, in each case, the maturity of such Designated Senior Debt of such Guarantor has been accelerated.
     (iii) No new Guarantee Payment Blockage Notice may be delivered unless and until:
     (A) 360 days have elapsed since the delivery of the immediately prior Guarantee Payment Blockage Notice; and

     (B) all scheduled payments of principal, interest and premium and Additional Interest, if any, on the Notes that have come due have been paid in full in cash or Cash Equivalents.
     (iv) No nonpayment default that existed or was continuing on the date of delivery of any Guarantee Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantee Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.
     (v) A Guarantee Payment Blockage Notice may only be given by a representative of holders of Designated Senior Debt that has been designated by the Company as eligible for the giving of such a notice.
          (d) Acceleration of Securities.
          Each Guarantor shall promptly notify holders of its Senior Debt if payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on the Note Guarantee of such Guarantor pursuant to this Article Eleven.
          (e) When Distribution Must Be Paid Over.
     (i) If the Trustee or any Holder of the Notes receives a payment in respect of the Note Guarantee of any Guarantor (except in Permitted Junior Securities or from the trusts described in Article Eight or Article Twelve hereof) when:
     (A) the payment is prohibited by this Section 11.05; and
     (B) the Trustee or the Holder, as the case may be, has actual knowledge that the payment is prohibited (provided that such actual knowledge of the Holder shall not be required in the case of any payment default on Designated Senior Debt of such Guarantor), the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of such Guarantor. Upon the proper written request from a Representative of the holders of Senior Debt of such Guarantor or if there is any payment default on any Designated Senior Debt of such Guarantor, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of such Guarantor or their proper Representative.
     (ii) With respect to the holders of Senior Debt of a Guarantor, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 11.05, and no implied covenants or obligations with respect to the holders of Senior Debt of such Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of a Guarantor, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or such Guarantor or any other Person money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Section 11.05, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.
          (f) Notice by Guarantors.
          Each Guarantor shall promptly notify the Trustee and the Paying Agent in writing of any facts known to such Guarantor that would cause a payment of any Obligations with respect to the Note Guarantee of such Guarantor to violate this Section 11.05, but failure to give such notice shall not affect the subordination of the Note Guarantee of such Guarantor to the Senior Debt of such Guarantor as provided in this Section 11.05.
          (g) Subrogation.
          After all Senior Debt of a Guarantor is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Note Guarantee of such Guarantor) to the rights of holders of Senior Debt of such Guarantee to receive distributions applicable to Senior Debt of such Guarantor to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt of such Guarantor. A distribution made under this Section 11.05 to holders of Senior Debt of such Guarantor that otherwise would have been made to Holders of Notes is not, as between such Guarantor and Holders, a payment by such Guarantor on its Note Guarantee.
          (h) Relative Rights.
     (i) This Section 11.05 defines the relative rights of the Holders of Notes and holders of Senior Debt of each Guarantor. Nothing in this Indenture shall:
     (A) impair, as between such Guarantor and the Holders of Notes, the obligation of such Guarantor, which is absolute and unconditional, to pay principal of and interest on the Note Guarantee of such Guarantor to the extent set forth in this Article Eleven (other than Section 11.02);
     (B) affect the relative rights of the Holders of Notes and creditors of such Guarantor other than their rights in relation to holders of Senior Debt of such Guarantor; or
     (C) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of such Guarantor to receive distributions and payments otherwise payable to the Holders of Notes.
          (i) Subordination May Not Be Impaired by a Guarantor.
          No right of any holder of Senior Debt of a Guarantor to enforce the subordination of the Indebtedness evidenced by the Note Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or any Holder or by the failure of such Guarantor or any Holder to comply with this Indenture.

          (j) Distribution or Notice to Representative.
     (i) Whenever a distribution is to be made or a notice given to holders of Senior Debt of a Guarantor, the distribution may be made and the notice given to their Representative.
     (ii) Upon any payment or distribution of assets of a Guarantor referred to in this Section 11.05, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.05.
          (k) Rights of Trustee and Paying Agent.
     (i) Notwithstanding this Section 11.05 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Note Guarantees, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Note Guarantees to violate this Section 11.05. Only a Subsidiary Guarantor or a Representative may give the notice. Nothing in this Section 11.05 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.
     (ii) The Trustee in its individual or any other capacity may hold Senior Debt of a Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
          (l) Authorization to Effect Subordination.
          Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 11.05, and appoints the Trustee to act as such Holder’s attorney in fact for any and all such purposes.
ARTICLE TWELVE
SATISFACTION AND DISCHARGE
Section 12.01 Satisfaction and Discharge.
          (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:

     (i) either:
     (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or
     (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;
     (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
     (iii) the Company or any Guarantor has paid or caused to be paid all sums then payable by it under this Indenture; and
     (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
          (b) The Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          (c) Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.
Section 12.02 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 12.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the “Trustee”) pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money shall be segregated from other funds except to the extent required by law.
Section 12.03 Repayment to the Company.
          Subject to applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
ARTICLE THIRTEEN
MISCELLANEOUS
Section 13.01 Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.
Section 13.02 Notices.
          (a) Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee, on the other hand, to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
          If to the Company or any Guarantor:
iPayment, Inc.
40 Burton Hills, Suite 415
Nashville, Tennessee 37215
Attention: Clay Whitson, Chief Financial Officer
Facsimile No.: 615-665-8434

With a copy to:
iPayment, Inc.
40 Burton Hills, Suite 415
Nashville, Tennessee 37215
Attention: Afshin Yazdian, General Counsel
Facsimile: 615-665-8434
With courtesy copies to:
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Telecopier: 212-819-8200
Attention: Mark Mandel
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Facsimile: 212-909-6836
Attention: David Brittenham
If to the Trustee:
Wells Fargo Bank, National Association
213 Court Street, Suite 703
Middletown, Connecticut 06457
Facsimile: 860-704-6219
Attention: Joseph P. O’Donnell
          (b) The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
          (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
          (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 13.03 Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 13.04 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 13.05 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 13.08 Governing Law.
          THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 13.09 Consent to Jurisdiction.
          Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties (to the fullest extent permitted by applicable law) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.
Section 13.10 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.11 Successors.
          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.04 hereof.
Section 13.12 Severability.
          In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not (to the fullest extent permitted by applicable law) in any way be affected or impaired thereby.
Section 13.13 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 13.14 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.14.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) Notwithstanding anything to the contrary contained in this Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.
          (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.

Notwithstanding TIA § 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
          (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
Section 13.15 Benefit of Indenture.
          Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 13.16 Table of Contents, Headings, Etc.
          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

iPAYMENT, INC.

By:	/s/ Clay M. Whitson

	Name:	Clay M. Whitson
	Title:	Chief Financial Officer and Treasurer

GUARANTORS:

iPayment of California, LLC
1st National Processing, Inc.
E-Commerce Exchange, Inc.
Online Data Corp.
iPayment of Maine, Inc.
Cardsync Processing, Inc.
Quad City Acquisition Sub, Inc.
Cardpayment Solutions, L.L.C.
iPayment Acquisition Sub LLC
TS Acquisition Sub LLC

By:	/s/ Clay M. Whitson

	Name:	Clay M. Whitson
	Title:	Chief Financial Officer and/or Treasurer

iPayment ICE Holdings, Inc.
PCS Acquisition Sub, LLC
NPMG Acquisition Sub, LLC
iPayment Central Holdings, Inc.
Online Data Corp.

By:	/s/ Gregory S. Daily

	Name:	Gregory S. Daily
	Title:	Chief Executive Officer and/or President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/JosephP.O’Donnell

	Name:	Joseph P. O’Donnell
	Title:	Vice President

EXHIBIT A
[Face of Note]
CUSIP [          ]

No.	**$[ ]**
[NAME OF COMPANY]
9 3/4% Senior Subordinated Note due 2014
Issue Date: [          ]
     [NAME OF COMPANY] (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [NAME], or its registered assigns, the principal sum of [     ] DOLLARS ($[               ]) on May 15, 2014.
Interest Payment Dates: May 15 and November 15, commencing November 15, 2006.
Record Dates: May 1 and November 1.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

[NAME OF COMPANY]
By:

	Title:	Name:

This is one of the 9 3/4% Senior Subordinated Notes due 2014 described in the within-mentioned Indenture.
Dated: [          ]

[NAME OF TRUSTEE], as Trustee

By:

Authorized Signatory

[Reverse Side of Note]
[NAME OF COMPANY]
9 3/4% Senior Subordinated Note due 2014
[Insert the Regulation S Temporary Global Note legend, if applicable, pursuant to the provisions of the Indenture].
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture].
[Insert the Private Placement legend, if applicable, pursuant to the provisions of the Indenture].
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. Interest. The Company promises to pay interest on the principal amount of this Note at 9 3/4% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The first Interest Payment Date shall be November 15, 2006. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate specified above, to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. For so long as the Notes are held in one or more Global Notes, the Company shall pay all principal, interest and premium and Additional Interest, if any, in respect of the Notes represented by Global Notes by wire transfer of immediately available funds to the account specified by the Holder of the relevant Global Note (so long as such wire transfer be so made). Otherwise, if a Holder has given wire transfer instructions to the Company at least 30 days prior to the applicable payment date, the Company shall pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions (so long as such wire transfer may be so made). All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
          4. Indenture. The Company issued the Notes under an Indenture dated as of May 10, 2006 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall (to the fullest extent permitted by law) govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.
          5. Optional Redemption.
          (a) At any time prior to May 15, 2009, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings (or an amount of funds equal thereto) at least equal to the principal amount of the Notes so redeemed; provided that:
     (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption; and
     (ii) the redemption must occur within 90 days of the date of the closing of such Equity Offering.
          (b) At any time prior to May 15, 2010, the Company may, at its option, redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption.
          (c) Except pursuant to clauses (a) and (b) of this paragraph 5, the Notes shall not be redeemable at the Company’s option prior to May 15, 2010.
          (d) On or after May 15, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Percentage
2010	104.875%
2011	102.438%
2012 and thereafter	100.000%
          6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
          7. Selection and Notice of Redemption. Any redemption pursuant to paragraph 5 above shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
          8. Repurchase at Option of Holder.
          (e) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes on the terms set forth in the Indenture at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of repurchase; provided that the Company shall not be obligated to repurchase Notes in the event that it has exercised its right to redeem all of the Notes described in paragraph 5 above.
          (f) The Company is, subject to certain conditions, obligated to make an offer to repurchase Notes at 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, which shall be payable in cash, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the terms of the Indenture, all as more particularly described in the Indenture.
          9. Denominations, Transfer and Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As set forth more fully in the Indenture, (a) the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture; (b) the Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part; and (c) the Company need not transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal of the Notes then outstanding and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). The Indenture may also be amended without the consent of any Holders as provided in the Indenture.
          12. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default; provided, however, that so long as any Indebtedness permitted to be Incurred pursuant to the Credit Agreement will be outstanding, that acceleration will not be effective until the earlier of (1) an acceleration of Indebtedness under the Credit Agreement; or (2) five Business Days after receipt by the Company and the Agent under the Credit Agreement of written notice of the acceleration of the Notes. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. As more particularly provided in the Indenture, (a) subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power; (b) the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest, if any) if it determines that withholding notice is in their interest; and (c) the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, on, or the principal of, the Notes.
          13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
          14. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the

Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes.
          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 10, 2006, among the Company, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Notes, the Holders of Additional Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes (the “Registration Rights Agreement”).
          17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          18. Subordination. Payment of principal, interest and premium and Additional Interest, if any, on the Notes is subordinated to the prior payment of Senior Debt of the Company and any Guarantor on the terms provided in the Indenture.
          19. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
[Name of Company]
[Address]
with copies to:

Assignment Form
          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 or 4.09 of the Indenture, check the box below:
☐
          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 or 4.09 of the Indenture, state the amount you elect to have purchased:
$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount at
	Amount of Decrease in	Amount of Increase in	Maturity	Signature of
	Principal Amount at	Principal Amount at	of this Global Note	Authorized Officer
	Maturity	Maturity	Following such	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Note Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
[Name of Company]
[Address]
[Name of Company]
[Address]
          Re: 9 3/4% Senior Subordinated Notes due 2014
          Reference is hereby made to the Indenture, dated as of May 10, 2006 (the “Indenture”), among iPayment, Inc., a Delaware corporation (the “Company”), the Guarantors and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          ___(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___in such Note[s] or interests (the “Transfer”), to ___(the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          1. ☐ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Restricted Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Restricted Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
          2. ☐ Check if Transferee shall take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and either (x) at the time the buy order was originated, the Transferee was outside the United States or such

Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
          3. ☐ Check and complete if Transferee shall take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification);
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
          (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
     4. ☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
          (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.
          (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.
          (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name: Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (A) OR (B)]
(A)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP [ ]); or

(ii)	☐ Regulation S Global Note (CUSIP [ ]); or
(B)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(A)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP [ ]); or

(ii)	☐ Regulation S Global Note (CUSIP [ ]); or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]); or
(B)	☐ a Restricted Definitive Note; or

(C)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
[Name of Company]
[Address]
[Name of Company]
[Address]
          Re: 9 3/4% Senior Subordinated Notes due 2014
          Reference is hereby made to the Indenture, dated as of May 10, 2006 (the “Indenture”), among iPayment, Inc., a Delaware corporation (the “Company”), the Guarantors and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          ___(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $___in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1. ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.
          (g) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (h) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to an Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive

Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (i) ☐ Check if Exchange is from a Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (j) ☐ Check if Exchange is from a Restricted Definitive Note to an Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2. ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
     (A) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to a Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (B) ☐ Check if Exchange is from a Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ? 144A Global Note, ? Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name: Title:
Dated:

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
          Supplemental Indenture (this “Supplemental Indenture”), dated as of ___, among ___(the “Guaranteeing Subsidiary”), a subsidiary of iPayment, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 10, 2006 providing for the issuance of $205,000,000 of 9 3/4% Senior Subordinated Notes due 2014 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 11 thereof.
          3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS

D-1

SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          8. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

D-2

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                          ,

[GUARANTEEING SUBSIDIARY]

By:

Name: Title:

[EXISTING GUARANTORS]

By:

Name: Title:

[NAME OF COMPANY]

By:

Name: Title:

[NAME OF TRUSTEE]

By:

Name: Title:

D-3